AMENDED AND RESTATED SUBSCRIPTION ESCROW AGREEMENT

THIS AMENDED AND RESTATED SUBSCRIPTION ESCROW AGREEMENT (this

“Escrow Agreement”), dated as of August 2, 2016 is entered into by and between Exquisite Acquisition, Inc. (the “Company”) and Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company intends to raise funds from investors (the “Purchasers”) pursuant to a private offering (the “Offering”) of common stock with a par value of $.0001 at $.025 per share of not less than $25,000 (the “Minimum Amount of Offering Proceeds”) for 1,000,000 shares of Common Stock or $100,000 (the “Maximum Amount”) for 4,000,000 shares of Common Stock of the Company (the “Shares”).

WHEREAS, in connection with the Offering the Company and the Escrow Agent entered into that certain Subscription Escrow Agreement dated as of June 29, 2016 (the “Original Escrow Agreement”) pursuant to which the Company agreed to deposit funds paid by the Purchasers with the Escrow Agent, to be held for the sole benefit of the Purchasers until certain conditions have been met by the Company in accordance with the terms of its offering and the Original Escrow Agreement.

WHEREAS, the Company and the Escrow Agent have agreed to amend and restate the Original Escrow Agreement in its entirety all as more fully detailed herein.

WHEREAS, upon execution of this Escrow Agreement, the Original Escrow Agreement will be replaced and terminated in its entirety.

WHEREAS, the Escrow Agent is willing to amend and restate the Original Escrow Agreement and accept the appointment as escrow agent under this Escrow Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                Escrow of Investor Funds.

(a)              On or before the commencement of the Offering, the Company shall establish the following escrow account with the Escrow Agent (the “Escrow Account”) in accordance with 17 CFR 230.419 Sections (b)(1)(i)(A) and (b)(1)(ii):

Wilmington Trust

ABA# 031100092

A/C# 116925-000

A/C Name: Exquisite Acquisition Escrow Attn: Deb Daniello 617-457-2020

(b)             Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by an Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Offering.

2.	Deposit of Escrowed Funds; Investment of Escrowed Funds; Issuance of Securities.

(a)              All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the Company pursuant to the terms of 17 CFR 230.419(b)(2)(vi), (the “Escrowed Funds”) shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the Company.

(b)             Escrowed Funds shall be in the form of checks, drafts, money orders, wire transfer, and payable to the order of the Escrow Agent.

(c)              Escrowed Funds together with interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the Shares.

(d)             Escrowed Funds shall not be invested and shall be held in cash until determined otherwise by the Company. Escrowed Funds, upon the written direction of the Company, may be deposited in one of the following:

(i)   An obligation that constitutes a “deposit” as that term is defined in section 3(1) of the Federal Deposit Insurance Act.

(ii)   Securities of any open-end investment Company registered under the Investment Company Act of 1940.

(iii)   Securities that are direct obligations of, or obligations guaranteed as to principal or interest by the United States.

(e)               All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to stock splits, stock dividends, or similar or rights shall be deposited directly into the escrow account promptly upon issuance in accordance with 17 CFR 230.419(b)(3).

3.	Disbursement of Escrowed Funds.

(a)              In the event the Escrow Agent receives written notice from the Company substantially in the form of Exhibit A hereto (a “Purchaser Rejection Disbursement Notice”) the Escrow Agent shall disburse to the Purchaser solely in accordance with and pursuant to the terms of the Purchaser Rejection Disbursement Notice all collected sums paid by the Purchaser for Shares and received by the Escrow Agent.

(b)             In the event the Escrow Agent receives a written notice from the Company substantially in the form of Exhibit B hereto (an “Escrowed Funds Disbursement Notice”, and as used herein, the term “Written Direction” may refer, variably, to a Purchaser Rejection Disbursement Notice, an Escrowed Funds Disbursement Notice, or a Termination Date Disbursement Notice (as such term is defined below), as the context may require ) the Escrow Agent shall disburse the Escrowed Funds to the Company solely in accordance with and pursuant to the terms of such Escrowed Funds Disbursement Notice.

(c)              The Company hereby designates, on Exhibit C hereto, its authorized representatives for purposes of this Escrow Agreement (each such individual, an “Authorized Representative” of the Company), and confirms that the title, contact information and specimen signature of each such Authorized Representative as set forth on Exhibit C is true and correct. Each Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account(s) established under this Escrow Agreement.

(d)             The Company may, at any time, amend Exhibit C by signing and submitting to Escrow Agent an amended Exhibit C. Any such amended Exhibit C shall not be effective unless and until the Escrow Agent acknowledges such amendment by countersigning the amended Exhibit C. Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Exhibit C.

(e)              Escrow Agent will only release the Escrowed Funds (including, but not limited to, a release of Escrowed Funds pursuant to the terms of Section 6 below) in accordance with a Written Direction signed by an Authorized Representative the Company substantially in one of the forms attached hereto. Such Written Direction must be delivered and authenticated in accordance with Section 4.

4.	Authentication and Security Procedures.

(a)              A Written Direction must be delivered to Escrow Agent by one of the delivery methods set forth in Section 9 (Notices).

(b) Escrow Agent shall have no obligation or duty to act upon a Written Direction delivered to Escrow Agent for the disbursement of Escrowed Funds under this Escrow Agreement if such written Direction is not (i) in writing, (ii) signed by an Authorized Representative of the Company, and (iv) delivered to, and able to be authenticated by, the Escrow Agent in accordance with this Section 4.

(c)             Escrow Agent is authorized to follow and rely upon any Written Direction delivered to Escrow Agent. Escrow Agent shall have no duty or obligation to verify that the person who signs the Written Direction on behalf of the Company is, in fact, duly authorized to give instructions on behalf of the Company other than to verify that the name and signature of the person signing the Written Direction appears to be the same as the name and signature of an Authorized Representative of the Company as set forth on Exhibit C hereto. The Company acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting a Written Direction to Escrow Agent, and that there may be more secure methods of transmitting a Written Direction other than the method selected by the Company (such as, for example, to deliver the Written Direction to Escrow Agent in-person). Escrow Agent shall have no responsibility or liability for any losses or damages of any nature that may arise from (i) any action taken or not taken by Escrow Agent in reliance on a Written Direction, (ii) as a result the Company’s reliance upon or use of any particular method of delivering instructions to Escrow Agent, including the risk of interception of such instruction and misuse by third parties, or (iii) any officer or Authorized Representative of the Company named in an incumbency certificate or Exhibit C delivered hereunder prior to actual receipt by Escrow Agent of a more current incumbency certificate or an updated Exhibit C, and a reasonable time for Escrow Agent to act upon such updated or more current certificate or Exhibit.

(d)             The Company and Escrow Agent hereby agree that the following security procedures shall be used to verify the authenticity of a Written Direction delivered to Escrow Agent under this Escrow Agreement:

(i)	The Written Direction must include the name and signature of an Authorized Representative of the Company. The Escrow Agent will check that the names and signatures of the persons identified on the Written Direction appear to be the same as the name and signature of an Authorized Representative of the Company;

(ii)	Escrow Agent will make a telephone call to an Authorized Representative of the Company (which Authorized Representative may be the same person as the Authorized Representative who signed the Written Direction) at any telephone number for such Authorized Representative of the Company as set forth on Exhibit C in order to obtain oral confirmation of delivery of the Written Direction; and

(iii)	If the Written Direction is sent to Escrow Agent by email, Escrow Agent also shall review such email address to verify that the Written Direction appears to have been emailed from an email address for an Authorized Representative of the Company as set forth on Exhibit C (or from an email address for a person authorized under Exhibit C to email a Written Direction to Escrow Agent on behalf of the Authorized Representative of the Company.

(e)             The Company acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by Escrow Agent (e.g., in-person delivery of the Written Direction to Escrow Agent) and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 4 are a commercially reasonable method of verifying the authenticity of a payment order in a Written Direction.

(f)              Escrow Agent is authorized to execute, and the Company expressly agrees to be bound by any payment order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by Escrow Agent in accordance with the security procedures set forth in this Section 4, whether or not authorized by the Company, and/or (ii) that is authorized by or on behalf of the Company, or for which the Company is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 4 were followed, and to debit any relevant account at Escrow Agent for the amount of the payment order. Notwithstanding anything else, Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if Escrow Agent is authorized to execute the payment order under this Section 4. Any action taken by Escrow Agent pursuant to this paragraph prior to Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of a Written Direction shall not be affected by such notice.

(g)             The security procedures set forth in this Section 4 are intended to verify the authenticity of a payment order in a Written Direction provided to Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. Escrow Agent is not responsible for detecting an error in a payment order, regardless of whether the Company believes the error was apparent, and Escrow Agent is not liable for any damages arising from any failure to detect an error.

(h) When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the numerical identifier, even if it identifies a party different than the party named. The Company agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by Escrow Agent hereunder.

(i) Escrow Agent shall not be obliged to make any payment requested in a Written Direction if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 4. Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Escrow Agreement, Escrow Agent shall not be required to treat a payment order as having been received until Escrow Agent has authenticated it pursuant to the security procedures in this Section 4 and shall not be liable or responsible for any losses or liability arising in connection with such delay or failure to act.

5.                Identity of Subscribers. The Company shall furnish to the Escrow Agent with each delivery of Investor Funds, a list of the Purchasers who have paid for the Shares showing the name, address, tax identification number, number of Shares subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Purchasers shall be provided to the Escrow Agent in the format set forth on Exhibit D to this Escrow Agreement, (the “List of Purchasers”). All Investor Funds so deposited shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to Section 3 of this Escrow Agreement. The Company and the Escrow Agent will treat all Investor information as confidential. The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the information on the List of Purchasers.

6.                Term of Escrow. The “Termination Date” shall be the earlier of (i) the date the Escrow Agent receives written notice from the Company that an acquisition(s) meeting the requirements of 17 CFR 230.419(e) has not occurred within eighteen (18) months following the effective date of the initial registration statement. Upon receipt of a written instruction substantially in the form of Exhibit E attached hereto (a “Termination Date Disbursement Notice”), funds held in the escrow account shall be returned to each Purchaser as specified on such Termination Date Disbursement Notice; (ii) the date the Escrow Agent receives written notice from the Company that it is terminating its offering of securities; (iii) the date the Escrow Agent receives notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering, or (iv) the date the Escrow Agent institutes an interpleader or similar action. After the Termination Date, the Company shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Purchasers.

7.	Duty and Limitation on Liability of the Escrow Agent.

(a)              The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. Neither the Offering document, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.

(b)             The Escrow Agent shall be under no duty to determine whether the Company is complying with the requirements of the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company and any other party.

(c)              The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Company shall deliver to the Escrow Agent an Authorized Representatives list in the form of Exhibit C to this Escrow Agreement.

(d)             The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction.

(e)              The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.

(f)              The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.

(g)             The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent.

(h)             In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Investor, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.

(i)               In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)               IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST

PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(k)             The parties agree that the Escrow Agent had no role in the preparation of the Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(l)               The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Shares.

(m)            The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

8.                Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit F, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by the Company. The Company’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

9.                Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile to the facsimile number given below, with written confirmation of receipt, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

Exquisite Acquisition, Inc.

Attn: Thomas DeNunzio

780 Reservoir Avenue, 123

Cranston, RI 02910

Phone: (401)-641-0405

Facsimile: (401)-633-7300

If to Escrow Agent:

Wilmington Trust, National Association

Attn: Deb Daniello

280 Congress Street, Suite 1300

Boston, MA 02210

Phone: (617) 457-2020

Facsimile: (617) 457-2001

Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

10.            Indemnification of Escrow Agent. The Company hereby indemnifies, defends and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 10 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

11.            Resignation. The Escrow Agent may resign upon thirty (30) days’ advance written notice to the Company. If a successor escrow agent is not appointed within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

12.            Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

13.            Governing Law; Waiver of Jury Trial. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. THE ESCROW AGENT AND THE COMPANY HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

14.            Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

15.            Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company agrees that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

16.            Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

17.            References to Escrow Agent. No printed or other matter in any language (including, without limitation, the Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or on the Company’s behalf unless the Escrow Agent shall first have given its specific written consent thereto.

18.            Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

19.            Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

20.	Tax Reporting; Tax Indemnification.

(a)              The Company acknowledges that for federal income tax purposes the owner of the Escrowed Funds is the Company and consequently, the Company shall be solely responsible for payment of all federal, state or local income taxes attributable to earnings on the Escrow Account. The Escrow Agent is authorized and directed to prepare send one or more Form 1099s to the Company and to take such other action as the Escrow Agent deems appropriate in its reasonably judgment in connection with the reporting of earnings on the Escrow Account.

(b)             The Escrow Agent shall have no obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrowed Funds or performance of other activities under this Escrow Agreement. The Company agrees (i) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Escrow Agreement, and (ii) to indemnify and hold the Escrow Agent harmless from any actual liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, actual and reasonable out of pocket expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrowed Funds, the management established hereby, any payment or distribution of or from the Escrowed Funds pursuant to the terms hereof or other activities performed under the terms of this Escrow Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including actual and reasonable out of pocket costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Escrow Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

EXQUISITE ACQUISITION, INC.

/s/ Thomas DeNunzio

By: Thomas DeNunzio

Its: President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

/s/ Deborah M. Daniello

By: Deborah M. Daniello

Its: Vice President

EXHIBIT A

Form of Purchaser Rejection Disbursement Notice

[Date]

Wilmington Trust, National Association (as Escrow Agent)

280 Congress Street, Suite 1300

Boston, MA 02210

Attention: Deborah Daniello Ladies and Gentlemen

Re: Escrow Account No: 116925-000, Exquisite Acquisition Subscription Escrow

Reference is made to the Escrow Agreement, dated as of August 2, 2016 entered into between Exquisite Acquisition, Inc. (the “Company”) and [WT entity], as escrow agent (the “Escrow Agent”) (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement shall have the same meanings when used herein.

This letter is a Purchaser Rejection Disbursement Notice referred to in Section 3(a) of the Escrow Agreement. Pursuant to the foregoing section, the Company rejects the subscription proceeds of

(“Purchaser”). The Company authorizes the Escrow agent to transfer funds to Purchaser with interest or dividends earned on the funds up to the date of release, if any.

Funds shall be returned by first class mail or equally prompt means to the Purchaser within five business days following the date of release.

Exquisite Acquisition, Inc. hereby instructs Escrow Agent to release [all of the Escrow Funds including interest or dividend income, if any] to the following account:

Amount:	[All funds in the Escrow Account]
Beneficiary Bank Name:
Beneficiary Bank Address Line 1:
Beneficiary Bank Address Line 2:
Beneficiary Bank Address Line 3:
ABA#:
SWIFT#:
Beneficiary Account Title:
Beneficiary Account No./IBAN:
Beneficiary Address Line 1:
Beneficiary Address Line 2:
Beneficiary Address

Line 3:
Additional Information:

Exquisite Acquisition, Inc.

By:_______________

Name: Thomas DeNunzio

Title: President

Date:

EXHIBIT B

Form of Escrowed Funds Disbursement Notice

[Date]

Wilmington Trust, National Association (as Escrow Agent)

280 Congress Street, Suite 1300

Boston, MA 02210

Attention: Deborah Daniello

Ladies and Gentlemen

Re: Escrow Account No: 116925-000, Exquisite Acquisition Subscription Escrow

Reference is made to the Escrow Agreement, dated as of August 2, 2016 entered into between Exquisite Acquisition, Inc. (the “Company”) and [WT entity], as escrow agent (the “Escrow Agent”) (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement shall have the same meanings when used herein.

This letter is an Escrowed Funds Disbursement Notice referred to in Section 3(b) of the Escrow Agreement. Pursuant to the terms and conditions of 17 CFR 230.419(e), the Company hereby represents that the requirements of 17 CFR 230.419 Sections (e)(1), (e)(2), (e)(3) and (e)(4) have been met whereas the Company has filed a Post-effective amendment for acquisition agreement.

(1)  The Company executed an agreement(s) for the acquisitions of business(es) or assets that constitute the business (or a line of business) of the Company and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the Company has filed a post-effective amendment that:

(2)             Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the Company and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

(3)	Discloses the results of the initial offering, including but not limited to:

(4)             The gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the Company, and amounts remaining in the escrow account; and

(5)               The specific amount, use and application of funds disbursed to the Company to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

(6)              The prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

(7)              The Company agrees to furnish security holders audited financial statements for the first full year of operations following consummation of an acquisition together with the information required by Item 303(a) of Regulation S-K, no later than 90 days after the end of such fiscal year; and

(8)              File the financial statements and additional information with the Commission under cover of Form 8K; provided however, that such financial statements and related information need not be filed separately since the Company is filing reports pursuant to Section 15(d) of the Exchange Act.

(9)	The terms of the offering provides, and the Company has satisfied the following conditions.

(i)     Within five business days after the effective date of the post-effective amendment(s), the Company sent by first class mail or other equally prompt means, to each Purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii)   Each Purchaser had no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the Purchaser elects to remain an investor. If the Company did not receive such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account was sent by first class mail or other equally prompt means to the Purchaser within five business days;

(iii)   The acquisition(s) meeting the criteria set forth in paragraph (1) of this section were consummated whereas a sufficient number of Purchasers have confirmed their investments; and

(iv)  The Company has consummated an acquisition(s) meeting the requirements of 17 CFR 230.419(e) within 18 months after the effective date of the initial registration statement.

Exquisite Acquisition, Inc. hereby instructs Escrow Agent to release [all of the Escrow Funds] to the following account:

Amount:	[All funds in the Escrow Account]
Beneficiary Bank Name:
Beneficiary Bank Address Line 1:
Beneficiary Bank Address Line 2:
Beneficiary Bank Address Line 3:
ABA#:
SWIFT#:
Beneficiary Account Title:
Beneficiary Account No./IBAN:
Beneficiary Address Line 1:
Beneficiary Address Line 2:
Beneficiary Address

Line 3:
Additional Information:

Exquisite Acquisition, Inc.

By:___________

Name: Thomas DeNunzio

Title: President

Date:

EXHIBIT C

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES OF EXQUISITE ACQUISITION, INC.

Exquisite Acquisition, Inc., (the “Company”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit C is attached, on behalf of the Company

Name (print):	Thomas DeNunzio
Specimen Signature:
Title:	President
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: 401-641-0405 Cell: 401-641-0405 Home: Other:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: tom@vfinancialgroup.com Email 2:
Facsimile:
Country of Citizenship: U.S.A	Country of Residence: U.S.A
Date of Birth:	Social Security Number (optional):

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: Home: Other:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:
Facsimile:
Country of Citizenship:	Country of Residence:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: Home: Other:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:
Facsimile:
Country of Citizenship:	Country of Residence:
Date of Birth:	Social Security Number (optional):

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send the Escrow Funds Release Notice to Escrow Agent:

Email 1: _________Email 2: _____________ Email 3: _____________

COMPLETE BELOW TO UPDATE EXHIBIT C

If Exquisite Acquisition, Inc. wishes to update this Exhibit C, then the Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit C with such changes. Any updated Exhibit C shall be effective once signed by the Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit C to this Escrow Agreement.

Exquisite Acquisition, Inc.

By: _______________

Name: Thomas DeNunzio

Title: President

Date:

Wilmington Trust, National Association (as Escrow Agent)

By: _______________

Name:

Title:

Date:

EXHIBIT D

List of Purchasers

Pursuant to the Escrow Agreement dated August 2, 2016 by and between Exquisite Acquisition, Inc., (the “Company”), and Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”), the Company hereby certifies that the following Purchasers have paid money for the purchase of (the “Shares”), and the money has been deposited with the Escrow Agent:

1.	Name of Subscriber Address

Tax Identification Number Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

2.	Name of Subscriber Address

Tax Identification Number Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

EXQUISITE ACQUISITION, INC.

________________________

By: Thomas DeNunzio

Its: President

Date:

EXHIBIT E

FORM OF TERMINATION DATE DISBURSEMENT NOTICE

[Date]

Wilmington Trust, National Association (as Escrow Agent) 280 Congress Street, Suite 1300

Boston, MA 02210 Attention: Deborah Daniello Ladies and Gentlemen:

Re: Escrow Account No: 116925-000, Exquisite Acquisition Subscription Escrow

Pursuant to Section 6(i) of the Escrow Agreement between Exquisite Acquisition, Inc. (“Company”) and Wilmington Trust, National Association (“Escrow Agent”), dated as of August 2, 2016 (“Escrow Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (“Business Combination”) within eighteen (18) months after the effective date of the initial registration statement filed by the Company.

In accordance with the terms of the Escrow Agreement, we hereby authorize you to liquidate all of the assets in the Escrow Account as of the date of this Notice of Termination and to transfer the funds to the Purchasers of record entitled to receive their share of the liquidation proceeds including interest or dividends earned, if any within five business days following the date of notice. Upon the distribution of all the funds, your obligations under the Escrow Agreement shall be terminated.

Very truly yours,

Exquisite Acquisition, Inc.

____________________

By: Name: Thomas DeNunzio

Title: President

EXHIBIT F

ESCROW AGENT FEES

Escrow Agent Services

One-Time Escrow Agent Administration Fee $4,000

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Administration Fee payable at time of Escrow Agreement execution

Out-of-Pocket Expenses: If any, Billed At Cost